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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 22, 2000, relating to the consolidated financial statements and financial statement schedule of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.), which appear in SMTC Corporation's Registration Statement on Form S-1, as amended (File No. 333-33208).


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Broomfield, Colorado
August 21, 2000